UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2012

China Energy Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

Building#26, No. 1388 Zhangdong Road Zhangjiang Hi-tech Park Shanghai, China (Address of principal executive offices)	201203 (Zip Code)

Registrant’s telephone number, including area code (86) 021 2028-1866

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On September 29, 2012, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd. (“Shanghai Engineering”), a consolidated variable interest entity of China Energy Recovery, Inc. (“CER”), entered into a one-year comprehensive credit facility with Shanghai Rural Commercial Bank. The facility is for RMB 30,000,000 (approximately $4,732,458) and can be used for working capital or similar purposes. The period of the comprehensive line of credit is from September 29, 2012 to September 29, 2013, and carries an annual interest rate of 6.9%. This facility is guaranteed by Mr. Qinghuan Wu, the Company’s Chief Executive Officer, and collateralized by a building in Shanghai owned by Jiangsu SOPO (Group) Company Limited (“Jiangsu SOPO”), a non-affiliated third party of CER. Since this building had previously been collateralized under a facility agreement entered into with Industrial and Commercial Bank of China Limited, Shanghai Zhangjiang branch, this borrowing with the Shanghai Rural Commercial Bank will replace the existing Industrial and Commercial Bank of China facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.
Date: October 1, 2012	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer